                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) Of the Securities

                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.              [ ] Confidential, for use of  the
                                                  Commission only (as  permitted
                                                  by Rule 14a-6(e)(2)).
[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 31, 2002

December 5, 2002

To the Shareholders of ClickSoftware Technologies Ltd.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of ClickSoftware Technologies Ltd., an Israeli company (the "Company"), will be held on Tuesday, December 31, 2002, at 11:00 a.m., local time at the offices of the Company at 34 Habarzel Street, Tel Aviv, Israel 69710 for the following purpose:

     1. To appoint Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent accountants for the Company until the next annual general meeting and to authorize the Audit Committee of the Board of Directors to determine, and the Board of Directors to ratify, their compensation.

     The foregoing matter is more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on November 26, 2002 are entitled to receive notice of and vote at the Special Meeting.

     All shareholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. All proxies must be received at least 48 hours prior to the meeting to be validly included in the tally of shares voted at the meeting. Your shares will be voted in accordance with the instructions you have given. Any shareholder attending the Special Meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            MOSHE BENBASSAT
                                            CHAIRMAN OF THE BOARD OF DIRECTORS
                                            AND CHIEF EXECUTIVE OFFICER

     Tel Aviv, Israel

     December 5, 2002


--------------------------------------------------------------------------------
IMPORTANT: YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                               34 HABARZEL STREET
                                TEL AVIV, ISRAEL
                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

     The enclosed Proxy is solicited on behalf of the Board of Directors of ClickSoftware Technologies Ltd. ("ClickSoftware" or the "Company") for use at the Special Meeting of Shareholders to be held on Tuesday, December 31, 2002, at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders (the "Special Meeting"). The Special Meeting will be held at the offices of the Company at 34 Habarzel Street, Tel Aviv, Israel 69710. The telephone number at that location is 972-3-765-9400.

     These proxy solicitation materials were mailed on or about December 5, 2002 to all shareholders of record entitled to vote at the Special Meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

     Shareholders of record as of the close of business on November 26, 2002 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 26,373,249 of the Company's ordinary shares (the "Ordinary Shares") were issued and outstanding. For information regarding holders of more than 5% of the outstanding Ordinary Shares, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of ClickSoftware's Ordinary Shares as reported on the Nasdaq SmallCap Market on November 26, 2002 was $0.19 per share.

     Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted FOR each proposition for which the Board of Directors recommends a vote FOR. No matters other than those referred to in this Proxy Statement will be brought before the Special Meeting.

     Each shareholder is entitled to one vote for each Ordinary Share held on all matters presented at the meeting. The required quorum for the transaction of business at the Special Meeting shall be two or more shareholders present in person or by proxy, holding or representing in the aggregate at least thirty three percent (33%) of the total voting rights in the Company. Shares that are voted in person or by proxy "FOR" or "AGAINST" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as voted at the Special Meeting with respect to such matters (the "Votes Cast"). Broker non-votes and shares that are voted in person or by proxy "ABSTAIN" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes and abstentions will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker or shareholder has expressly not voted. Thus, a broker non-vote or an abstention will not affect the outcome of the voting on a proposal.

     The Company will bear the cost of soliciting proxies for the Special Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholders may submit proper proposals for inclusion on the Company's agenda at the next annual meeting of its shareholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's upcoming Annual Meeting and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. Subject to the Company's filing of its Annual Report on Form 10-K for fiscal year 2002, the Company expects to hold its upcoming Annual Meeting at the end of March 2003. Only proposals included in the proxy statement and form of proxy for the upcoming Annual Meeting will be brought before the shareholders for a vote at the upcoming Annual Meeting.

                                 PROPOSAL NO. 1

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     1. The Audit Committee of the Board of Directors (the "Audit Committee") has recommended the appointment of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, independent accountants ("Brightman Almagor") as ClickSoftware's independent accountants until the next annual general meeting. Under Israeli law, shareholders at a meeting are the corporate entity that is authorized to appoint and dismiss a company's outside auditors. Therefore, the Company cannot appoint Brightman Almagor until authorized by the shareholders at a shareholders meeting. The Audit Committee's recommendation is being presented to the shareholders for approval at the meeting. The affirmative vote of the holders of a majority of the Votes Cast on this proposal at the Special Meeting is required to approve the Audit Committee's recommendation. If the shareholders reject the recommendation, the Audit Committee will reconsider its recommendation. The remuneration of the auditors shall be determined by the Audit Committee according to the nature and volume of their services and then ratified by the full Board of Directors.

     2. Luboshitz Kasierer & Co., an affiliate member of Ernst & Young International and formerly a member firm of Arthur Andersen ("Luboshitz Kasierer"), had audited ClickSoftware's financial statements since the fiscal period ended December 31, 1995.

     3. As the Company announced on October 21, 2002, during the third quarter of 2002, the Audit Committee, with the assistance of outside advisors, conducted a review of the Company's financial statements for 2000 and 2001 and for the first six months of 2002. Upon the conclusion of this review, the Company determined to restate its historical financial statements for these periods and the Audit Committee decided to recommend to the Company's shareholders that they dismiss Luboshitz Kasierer as the Company's auditors and engage Brightman Almagor as the Company's new auditors. Under Israeli law, the shareholders at a general meeting are the corporate entity that is authorized to appoint and dismiss a company's outside auditors.

     4. Luboshitz Kasierer's reports on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     5. Additionally, except to the extent discussed below in paragraph 6, during the Company's two most recent fiscal years and through the date of this Proxy Statement, there were no disagreements between the Company and Luboshitz Kasierer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Luboshitz Kasierer's satisfaction, would have caused Luboshitz Kasierer to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     6. During fiscal year 2001, the Company entered into an agreement to sell certain receivables to a bank. As a result of the sale, the Company's management believed that it was appropriate to reduce accounts receivable in the Company's financial statements and to increase cash to reflect proceeds of the sale. Because the language in the agreement with the bank provided the bank with recourse to the Company in the event the receivables could not be collected, Luboshitz Kasierer recommended that the receivables sold continue to be recorded as receivables and not cash. Following discussions between the Company's management and audit committee and Luboshitz Kasierer in connection with the audit of the Company's financial statements for the year ended December 31, 2001, the Company accepted the recommendation of Luboshitz Kasierer. The Company has authorized Luboshitz Kasierer to respond fully to the inquiries of Brightman Almagor concerning the subject matter of this disagreement.

     7. Further, during the Company's two most recent fiscal years and through the date of this Proxy Statement, except as provided below, the Company did not consult Brightman Almagor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     8. Brightman Almagor and another independent advisor were retained by the Audit Committee as outside advisors. Brightman Almagor was specifically retained for the following services: (i) to perform a special internal corporate investigation regarding software revenue recognition by the Company and the Company's United Kingdom subsidiary in the years 2000 and 2001, (ii) to review the work of the other advisor retained by the Audit Committee regarding the United States subsidiary of the Company, on the same issues, and (iii) to submit to the Audit Committee Brightman Almagor's recommendations following such work. The results of the work done by the outside advisors pointed out what was perceived to be erroneous accounting treatment of revenue recognition in certain situations. Following receipt of the results of the investigations made by the Audit Committee, with the assistance of the outside advisors, the Company made the determination to restate its historical financial statements for the years 2000, 2001 and the first six months of 2002.

     9. Luboshitz Kasierer was consulted regarding the revenue recognition issues raised in the investigation mentioned above. Luboshitz Kasierer presented its views to the Audit Committee that the recognition of revenue in the financial statements for 2000 and 2001 and for the first six months of 2002 was proper in light of the Company's historical sales experience.

     10. The Company provided Brightman Almagor with a copy of the foregoing disclosure and with an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of Brightman Almagor views, or the respects in which Brightman Almagor does not agree with the statements made herein. Brightman Almagor indicated that it concurs with the foregoing disclosure and that such a letter is not required.

     11. The Company has provided Luboshitz Kasierer a copy of the foregoing disclosure. Their response is set forth below.

     12. Representatives of Brightman Almagor are expected to be present at the Special Meeting and will have the opportunity to respond to questions and to make a statement if they desire to do so.

     RESPONSE OF LUBOSHITZ KASIERER. "We have read the statements made by the Company in the section `Appointment of Independent Accountants' of this Proxy Statement, which we understand will be filed with the Securities and Exchange Commission as part of the Company's proxy statement for the special meeting of the Company's shareholders to be held on December 31, 2002 (the "Proxy Statement"), and have the following comments regarding the statements made in the paragraphs numbered 3 through 9 above, which are made pursuant to the requirements of Section 304(a) of Regulation S-K and are substantially similar to the statements made by the Company in Item 4, Changes in Registrant's Certifying Accountant, of its Form 8-K, dated October 7, 2002 filed October 28, 2002, as amended by the Company's Form 8-K/A, dated November 7, 2002 filed November 13, 2002:

     1. We are not in a position to agree or disagree with the Company's statements made in paragraphs 3, 7 and 8 above.

     2. We disagree with the statements made in paragraph 9 above. We were informed by the Audit Committee of Brightman Almagor's investigation, and we advised the Audit Committee that, in our opinion, based on management representations to us and the audit work conducted by us, the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 2001, as initially filed publicly by the Company, presented fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2000 and 2001, and the consolidated results of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 2001, in conformity with generally accepted accounting principles in the United States ("GAAP"). We have also advised the Audit Committee that, based on management representations to us and our review, we were not aware of any material modifications that should have been made to the Company's financial statements for the first six months of 2002 in order for them to be in conformity with GAAP at the time they were filed publicly by the Company.

     We are not required or have no basis to agree or disagree with any of the other statements contained in the Proxy Statement."

     AUDIT FEES. Luboshitz Kasierer billed to the Company an aggregate of approximately $57,000, for professional services rendered by Luboshitz Kasierer in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2001 and its review of the Company's financial statements included in quarterly reports on Form 10-Q during fiscal year 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. During fiscal year 2001, Luboshitz Kasierer did not bill for any professional services for financial information systems design or implementation as described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR ss. 210.2-01(c)(4)(ii)).

     ALL OTHER FEES. Luboshitz Kasierer billed the Company an aggregate of approximately $38,000 for tax consulting services rendered.

     The Audit Committee considered the services rendered by Luboshitz Kasierer during fiscal year 2001 and determined that such services were compatible with Luboshitz Kasierer's independence.

VOTE REQUIRED

     The approval of this proposal requires the affirmative vote of a majority of the Votes Cast on the proposal at the Special Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF BRIGHTMAN ALMAGOR AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE, AND THE BOARD OF DIRECTORS TO RATIFY, THEIR REMUNERATION.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Ordinary Shares as of October 31, 2002 for:

     o the Company's Chief Executive Officer and its four other most highly compensated executive officers during fiscal year 2001 (collectively, the "Named Executive Officers");

     o    each of the Company's directors;

     o each person or group known by the Company to beneficially own more than 5% of its outstanding Ordinary Shares; and

     o    all of the Company's executive officers and directors as a group.

     Beneficial ownership of Ordinary Shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any Ordinary Shares over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of October 31, 2002. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all Ordinary Shares held by them. Applicable percentage ownership in the following table is based on 26,373,249 shares outstanding as of October 31, 2002.

     Unless otherwise indicated below, the address of each of the principal shareholders is c/o ClickSoftware Technologies Ltd., 34 Habarzel Street, Tel Aviv, Israel.

                                                                                          ORDINARY SHARES
                                                                                         BENEFICIALLY OWNED
                                                                                   -----------------------------
NAME AND ADDRESS                                                                       NUMBER        PERCENT
---------------------------------------------------------------------------------- -------------- --------------
     Named Executive Officers And Directors
     --------------------------------------

     Moshe BenBassat (1)....................................................         5,301,034         19.7%

     Shimon  Rojany  (2) ...................................................           513,551          1.9%

     David Schapiro (3).....................................................           261,547          *

     Corey Leibow (4) ......................................................           202,312          *

     Hannan Carmeli (5) ....................................................           127,284          *

     Nathan Gantcher (6)....................................................           110,833          *

     Israel Borovich (7)....................................................            42,500          *

     Roni Einav (8).........................................................            37,500          *

     James W. Thanos (9)....................................................            45,416          *

     Eddy Shalev (10) ......................................................
         c/o Genesis Partners
         50 Dizengoff Street
         Tel-Aviv 64332, Israel ............................................         2,871,270         10.9%

     Entities associated with Worldview Technology Partner (11)
         435 Tasso Street, Suite 120
         Palo Alto, CA 94301................................................         2,254,121          8.5%

                                                                                          ORDINARY SHARES
                                                                                         BENEFICIALLY OWNED
                                                                                   -----------------------------
NAME AND ADDRESS                                                                       NUMBER        PERCENT
---------------------------------------------------------------------------------- -------------- --------------
     Entities affiliated with Genesis Partners (10)
         50 Dizengoff Street
         Tel-Aviv 64332, Israel.............................................         2,871,270         10.9%

     Entities affiliated with Oak Investments Partners (12)
         525 University Avenue, Suite 1300
         Palo Alto, CA  94301...............................................         4,724,025         17.9%

     Entities affiliated with Meritech Capital Associates LLC (13)
         90 Middlefield Road, Suite 201
         Menlo Park, CA  94025..............................................         1,828,630          6.9%

     Liberty Wanger Asset Management (14)
         227 West Monroe Street, Suite 3000
         Chicago, IL 60606-5016.............................................         1,660,000          6.3%

     All executive officers and directors as a group (10 persons)...........         9,513,247         35.7%

-------------------------------
*    Less than one percent.
(1) Includes 2,246,887 shares held by Dr. BenBassat's spouse, Idit BenBassat. Also includes options to purchase 478,831 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Dr. BenBassat.
(2) Includes options to purchase 158,906 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Mr. Rojany. Mr. Rojany was a Named Executive Officer during fiscal year 2001, but was replaced as Chief Financial Officer of the Company effective October 20, 2002.
..    (3) Includes options to purchase 261,547 Ordinary Shares exercisable within
     60 days of October 31, 2002 held by Mr. Schapiro.
(4) Includes options to purchase 169,312 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Mr. Leibow.
(5) Includes options to purchase 119,132 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Mr. Carmeli.
(6) Includes options to purchase 60,833 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Mr. Gantcher.
(7) Includes options to purchase 42,500 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Dr. Borovich.
(8) Includes options to purchase 37,500 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Mr. Einav.
(9) Includes options to purchase 40,416 Ordinary Shares exercisable within 60 days of October 31, 2002 held by Mr. Thanos.
(10) Includes shares held by Genesis Partners I L.P. and Genesis Partners I (Cayman) L.P. Eddy Shalev is a managing general partner of Genesis Partners I, L.P. and Genesis Partners I (Cayman) L.P. Mr. Shalev disclaims beneficial ownership of these shares, except for his proportional interest therein, if any.
(11) Includes 1,527,298 shares held by Worldview Technology Partners I, L.P., 595,272 shares held by Worldview Technology International I, L.P., and 131,551 shares held by Worldview Strategic Partners I, L.P., as reported on
     Schedule 13-G filed with the SEC for the year ended December 31, 2001.
(12) Includes 4,616,320 shares held by Oak Investment Partners VI, L.P., and 107,705 shares held by Oak VI Affiliates Fund, L.P., as reported on
     Schedule 13-G filed with the SEC for the year ended December 31, 2000.
(13) Includes 1,799,372 shares held by Meritech Capital Partners L.P., and
     29,258 shares held by Meritech Capital Affiliates L.P., as reported on
     Schedule 13-G filed with the SEC for the year ended December 31, 2000.

(14) As reported on Schedule 13-G filed with the SEC for the year ended December 31, 2001.


BY ORDER OF THE BOARD OF DIRECTORS
Tel Aviv, Israel
December 5, 2002

                                          MOSHE BENBASSAT
                                          CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                          CHIEF EXECUTIVE OFFICER

                                                 CLICKSOFTWARE TECHNOLOGIES LTD.

                                                                   c/o EquiServe
                                                                   P.O. Box 9398
                                                          Boston, MA  02205-9398

               SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 31, 2002

P R O X Y   B A L L O T

     THIS PROXY/BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLICKSOFTWARE TECHNOLOGIES LTD.

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Special Meeting of Shareholders to be held December 31, 2002 and the proxy statement related thereto and appoints Moshe BenBassat and Shmuel Arvatz jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of ClickSoftware Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Shareholders of the Company to be held at the offices of the Company at 34 Habarzel Street, Tel Aviv, Israel 69710 on December 31, 2002 at 11:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

     I hereby vote my Ordinary Shares of ClickSoftware Technologies Ltd. as specified on the reverse side of this card.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE SIDE
                                                                ----------------

Please mark votes as in this example.

     The Board of Directors recommends a vote FOR the matter listed below. This Proxy/Ballot, when properly executed, will be voted as specified below. This Proxy/Ballot will be voted FOR Proposal No. 1 if no specification is made.

1. APPOINTMENT OF INDEPENDENT AUDITORS       FOR       AGAINST      ABSTAIN



Address Change Information

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature:                                   Date:
           -----------------------------           ----------------------------

Signature:                                   Date:
           -----------------------------           ----------------------------